UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2018

Rennova Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 22, 2018, Seamus Lagan, Chief Executive Officer and President of Rennova Health, Inc. (the “Company”), and Alcimede LLC, of which Mr. Lagan is the sole manager, the holders of 26,684,380 shares of common stock and 250,000 shares of Series J Convertible Preferred Stock (the “Series J Preferred Stock”), which votes with the common stock and the Series F Convertible Preferred Stock (the “Series F Preferred Stock”), with each share of Series J Preferred Stock having 12,000 votes, representing 50.4% of the total voting power of the Company’s voting securities, approved by written consent in lieu of a special meeting of stockholders the following proposals, which had previously been approved and recommended to be approved by the stockholders by the Board of Directors of the Company.

Proposal 1: To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 3,000,000,000 to 10,000,000,000 shares.

Proposal 2: To approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of all of the outstanding shares of our common stock, at a specific ratio from 1-for-200 to 1-for-500, and to grant authorization to our Board of Directors to determine, in its discretion, the specific ratio and timing of the reverse split any time before September 1, 2019, subject to the Board of Directors’ discretion to abandon such amendment.

For more information regarding these proposals, see the Company’s definitive information statement filed with the Securities and Exchange Commission on August 23, 2018, which is being mailed to the holders of our common stock, Series F Preferred Stock and Series J Preferred Stock. The stockholder approval of the above proposals will be effective on September 18, 2018.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2018	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

3